Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Second Quarter 2022 Financial Results

CANTON, Mass., (August 9, 2022) — Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Results Summary:

•

Net revenue of $121.4 million for the second quarter of 2022, a decrease of 1% (an increase of 3% on an adjusted basis1) compared to net revenue of $123.2 million for the second quarter of 2021. Net revenue for the second quarter of 2022 consists of:

•	Net revenue from Advanced Wound Care products of $113.8 million, an increase of 2% from the second quarter of 2021.

•	Net revenue from Surgical & Sports Medicine products of $7.6 million, a decrease of 35% from the second quarter of 2021.

•	Net revenue from the sale of PuraPly products of $69.4 million for the second quarter of 2022, an increase of 84% from the second quarter of 2021.

•	Net revenue from the sale of non-PuraPly products of $52.0 million, decrease of 39% from the second quarter of 2021.

•	Net income of $8.7 million for the second quarter of 2022, compared to a net income of $20.7 million for the second quarter of 2021, a decrease of 58% .

•	Adjusted net income[2] of $11.3 million for the second quarter of 2022, compared to an adjusted net income of $20.3 million for the second quarter of 2021, a decrease of $9.0 million.

•	Adjusted EBITDA of $18.6 million for the second quarter of 2022, compared to Adjusted EBITDA of $25.1 million for the second quarter of 2021, a decrease of $6.5 million.

“We delivered second quarter revenue results at the high-end of the growth expectations we provided on our Q1 call,” said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis.

Mr. Gillheeney, Sr. continued: “Our diversified business performed well in the period despite the challenging operating environment, reflecting the strength and resilience of Organogenesis. We delivered record gross margins and generated more than $18 million of adjusted EBITDA in the quarter, reflecting the compelling profitability potential in our model in the years to come. We believe that we are strategically well positioned to capitalize on long term growth trends in the markets we serve as we deliver on our mission to provide integrated healing solutions that substantially improve outcomes while lowering the overall cost of care.”

[1]	After excluding net revenue from the sale of our ReNu, and NuCel products for both periods.
[2]

Defined as GAAP net income adjusted to exclude the effect of amortization, restructuring charges, the recovery of certain notes receivable from related parties, the change in the fair value of the CPN earnout and the resulting income taxes on these items.

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$113,791	$111,436	$2,355	2%
Surgical & Sports Medicine	7,610	11,760	(4,150)	(35%)

Net revenue	$121,401	$123,196	$(1,795)	(1%)

Net revenue for the second quarter of 2022 was $121.4 million, compared to $123.2 million for the second quarter of 2021, a decrease of $1.8 million, or 1%. The decrease in net revenue was driven by a decrease of $4.2 million, or 35% in net revenue of Surgical & Sports Medicine products. This is partially offset by an increase of $2.4 million, or 2% in Advanced Wound Care products.

Gross profit for the second quarter of 2022 was $94.7 million, or 78% of net revenue, compared to $93.3 million or 76% of net revenue for the second quarter of 2021, an increase of $1.5 million, or 2%.

Operating expenses for the second quarter of 2022 were $82.8 million compared to $69.7 million for the second quarter of 2021, an increase of $13.1 million, or 19%. R&D expense was $10.2 million for the second quarter of 2022, compared to $7.3 million in the second quarter of 2021, an increase of $2.9 million, or 39%. Selling, general and administrative expenses were $72.6 million, compared to $62.3 million in the second quarter of 2021, an increase of $10.3 million, or 16%.

Operating income for the second quarter of 2022 was $11.9 million, compared to an operating income of $23.6 million for the second quarter of 2021, a decrease of $11.7 million, or 49% .

Total other expenses, net, for the second quarter of 2022 were $0.8 million, compared to $2.4 million for the second quarter of 2021, a decrease of $1.7 million, or 69%.

Net income for the second quarter of 2022 was $8.7 million, or $0.07 per share, compared to a net income of $20.7 million, or $0.15 per share, for the second quarter of 2021, a decrease of $11.9 million of, or $(0.09) per share.

Adjusted net income of $11.3 million for the second quarter of 2022, compared to adjusted net income of $20.3 million for the second quarter of 2021, a decrease of $9.0 million, or 44%.

Adjusted EBITDA was $18.6 million for the second quarter of 2022, compared to an adjusted EBITDA of $25.1 million for the second quarter of 2021, a decrease of $6.5 million, or 26%.

As of June 30, 2022, the Company had $112.9 million in cash, cash equivalents and restricted cash and $72.6 million in debt obligations, compared to $114.5 million in cash, cash equivalents and restricted cash and $73.6 million in debt obligations, of which $0.2 million were finance lease obligations as of December 31, 2021.

First Half 2022 Results

The following table represents net revenue by product grouping for the six months ended June 30, 2022 and June 30, 2021, respectively:

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$203,881	$202,144	$1,737	1%
Surgical & Sports Medicine	14,637	23,604	(8,967)	(38%)

Net revenue	$218,518	$225,748	$(7,230)	(3%)

Net revenue for the six months ended June 30, 2022 was $218.5 million, compared to $225.7 million for the six months ended June 30, 2021, a decrease of $7.2 million, or 3%. The decrease in net revenue was driven by a decrease of $9.0 million, or 38% in net revenue of Surgical & Sports Medicine products. This is partially offset by an increase $1.7 million, or 1% in Advanced Wound Care products.

Gross profit for the six months ended June 30, 2022 was $166.8 million, or 76% of net revenue, compared to $170.3 million, or 75% of net revenue, for the six months ended June 30, 2021, a decrease of $3.5 million, or 2%.

Operating expenses for the six months ended June 30, 2022 were $155.0 million, compared to $134.1 million for the six months June 30, 2021, an increase of $20.9 million, or 16%. R&D expense was $18.8 million for the six months ended June 30, 2022, compared to $13.5 million in the six months ended June 30, 2021, an increase of $5.3 million, or 39%. Selling, general and administrative expenses were $136.2 million for the six months ended June 30, 2022, compared to $120.6 million in the six months ended June 30, 2021, an increase of $15.6 million, or 13%.

Operating income for the six months ended June 30, 2022 was $11.8 million, compared to an operating income of $36.2 million for the six months ended June 30, 2021, a decrease of $24.4 million, or 67%.

Total other expenses, net, for the six months ended June 30, 2022 were $1.5 million, compared to $4.9 million for the six months ended June 30, 2021, a decrease of $3.4 million, or 69%.

Net income of $7.8 million for the six months ended June 30, 2022 or $0.06 per share, compared to net income of $30.6 million, or $0.23 per share for the six months ended June 30, 2021, a decrease of $22.8 million, or $(0.17) per share.

Adjusted net income for the six months ended June 30, 2022 was $12.2 million compared to adjusted net income of $31.5 million, for the six months ended June 30, 2021, a decrease of $19.3 million, or 61%.

Adjusted EBITDA of $23.6 million for the six months ended June 30, 2022, compared to an Adjusted EBITDA of $41.1 million, for the six months ended June 30, 2021, a decrease of $17.5 million, or 43%.

Fiscal Year 2022 Guidance:

For the year ending December 31, 2022, the Company expects:

•

Net revenue of between $465 million and $490 million, representing a decrease of approximately 1% to an increase of 5% year-over-year, and 2% to 7% on an adjusted basis[3], as compared to net revenue of $467.4 million[4] for the year ended December 31, 2021.

•	The 2022 net revenue guidance range assumes:

•

Net revenue from Advanced Wound Care products of between $435 million and $456 million, representing an increase of approximately 1% to 6% year-over-year as compared to net revenue of $430.2 million for the year ended December 31, 2021.

•

Net revenue from Surgical & Sports Medicine products of between $30 million and $34 million, representing a decrease of approximately 8% to 19% year-over-year as compared to net revenue of $37.1 million for the year ended December 31, 2021.

•

Net revenue from the sale of PuraPly products of between $240 million and $260 million, representing an increase of approximately 21% to 31% year-over-year, as compared to net revenue of $198.1 million for the year ended December 31, 2021.

•	Net income in a range of approximately $26 million to $36 million and adjusted net income in a range of approximately $33 million to $43 million.

•	EBITDA in a range of approximately $49 million to $63 million and Adjusted EBITDA in a range of approximately $60 million to $74 million.

Second Quarter Earnings Conference Call:

Financial results for the second fiscal quarter of 2022 will be reported after the market closes on Tuesday, August 9. Management will host a conference call at 5:00 p.m. Eastern Time on August 9th to discuss the results of the quarter, and provide a corporate update with a question and answer session. Those who would like to participate may dial 844-543-0451 (864-991-4103 for international callers) and provide access code 356553. A live webcast of the call will also be provided on the investor relations section of the Company’s website at investors.organogenesis.com.

For those unable to participate, the webcast will be archived at investors.organogenesis.com for approximately one year.

[3]	After excluding net revenue from the sale of our ReNu, and NuCel products.
[4]

Adjusted by $(0.7) million due to the settlement of a GPO fee dispute as reported under the heading “Revision to Previously Issued Financial Statements” in Note 2 to the Unaudited Consolidated Financial Statements included in our Quarterly Report on Form 10-Q filed today with the SEC.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$112,279	$113,929
Restricted cash	665	599
Accounts receivable, net	88,824	82,460
Inventory, net	23,235	25,022
Prepaid expenses and other current assets	6,540	4,969

Total current assets	231,543	226,979
Property and equipment, net	93,292	79,160
Intangible assets, net	23,231	25,673
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	45,860	49,144
Deferred tax asset, net	31,994	31,994
Other assets	1,665	1,537

Total assets	$456,357	$443,259

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred acquisition consideration	$—	$1,436
Current portion of term loan	3,596	2,656
Finance lease obligations	—	200
Current portion of operating lease obligations	11,871	11,785
Accounts payable	36,373	29,339
Accrued expenses and other current liabilities	36,390	37,289

Total current liabilities	88,230	82,705
Term loan, net of current portion	68,969	70,769
Operating lease obligations, net of current portion	43,700	46,893
Other liabilities	1,073	1,557

Total liabilities	201,972	201,924

Commitments and contingencies (Note 18)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 131,613,917 and 129,408,740 shares issued; 130,885,369 and 128,680,192 shares outstanding at June 30, 2022 and December 31, 2021, respectively.	13	13
Additional paid-in capital	307,374	302,155
Accumulated deficit	(53,002)	(60,833)

Total stockholders’ equity	254,385	241,335

Total liabilities and stockholders’ equity	$456,357	$443,259

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED

STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenue	$121,401	$123,196	$218,518	$225,748
Cost of goods sold	26,652	29,940	51,732	55,435

Gross profit	94,749	93,256	166,786	170,313
Operating expenses:
Selling, general and administrative	72,609	62,349	136,187	120,581
Research and development	10,205	7,320	18,792	13,529

Total operating expenses	82,814	69,669	154,979	134,110

Income from operations	11,935	23,587	11,807	36,203

Other expense, net:
Interest expense	(730)	(2,431)	(1,467)	(4,901)
Other expense, net	(21)	18	(24)	15

Total other expense, net	(751)	(2,413)	(1,491)	(4,886)

Net income before income taxes	11,184	21,174	10,316	31,317
Income tax expense	(2,440)	(487)	(2,485)	(687)

Net income	$8,744	$20,687	$7,831	$30,630

Net income, per share:
Basic	$0.07	$0.16	$0.06	$0.24

Diluted	$0.07	$0.15	$0.06	$0.23

Weighted-average common shares outstanding
Basic	129,635,682	128,235,224	129,214,541	128,053,654

Diluted	132,600,579	133,988,413	132,705,206	133,721,191

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED

STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$7,831	$30,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,875	2,073
Amortization of intangible assets	2,442	2,486
Amortization of operating lease right-of-use assets	3,649	2,562
Non-cash interest expense	217	143
Deferred interest expense	291	1,036
Provision recorded for doubtful accounts	122	1,496
Loss on disposal of property and equipment	196	239
Adjustment for excess and obsolete inventories	5,228	4,678
Stock-based compensation	2,995	1,740
Change in fair value of Earnout liability	—	(3,058)
Changes in operating assets and liabilities:
Accounts receivable	(6,485)	(21,460)
Inventory	(3,441)	(4,984)
Prepaid expenses and other current assets	(1,839)	(1,649)
Operating leases	(3,472)	(2,774)
Accounts payable	2,671	716
Accrued expenses and other current liabilities	(1,697)	2,646
Other liabilities	23	(340)

Net cash provided by operating activities	11,606	16,180
Cash flows from investing activities:
Purchases of property and equipment	(12,840)	(9,290)

Net cash used in investing activities	(12,840)	(9,290)
Cash flows from financing activities:
Payments of term loan	(938)	—
Payments of withholding taxes in connection with RSUs vesting	(646)	(737)
Proceeds from the exercise of stock options	2,042	1,205
Principal repayments of finance lease obligations	(200)	(1,374)
Payment of deferred acquisition consideration	(608)	(483)

Net cash used in financing activities	(350)	(1,389)
Change in cash, cash equivalents and restricted cash	(1,584)	5,501
Cash, cash equivalents, and restricted cash, beginning of period	114,528	84,806

Cash, cash equivalents, and restricted cash, end of period	$112,944	$90,307

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,041	$3,836
Cash paid for income taxes	$974	$582
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$6,546	$4,349
Right-of-use assets obtained through operating lease obligations	$364	$29,092
Shares issued for deferred acquisition consideration	$828	$—

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA and adjusted net income to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA and adjusted net income help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA and adjusted net income provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

The following table presents a reconciliation of GAAP net income to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for each of the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net income	$8,744	$20,687	$7,831	$30,630
Interest expense, net	730	2,431	1,467	4,901
Income tax expense	2,440	487	2,485	687
Depreciation	1,528	1,063	2,875	2,073
Amortization	1,221	1,243	2,442	2,486

EBITDA	14,663	25,911	17,100	40,777

Stock-based compensation expense	1,692	1,042	2,995	1,740
Recovery of certain notes receivable from related parties (1)	—	—	—	(179)
Change in fair value of Earnout (2)	—	(2,762)	—	(3,058)
Restructuring charge (3)	643	939	907	1,866
Settlement fee (4)	1,600	—	2,600	—

Adjusted EBITDA	$18,598	$25,130	$23,602	$41,146

(1)	Amount reflects the collection of certain notes receivable from related parties previously reserved.
(2)	Amount reflects the change in the fair value of the Earnout liability in connection with the CPN acquisition.
(3)	Amount reflects employee retention and benefits as well as the facility-related cost related to the Company’s restructuring activities.
(4)	Amounts reflect the fee the Company agreed to pay to one of its GPO customers to settle previously disputed GPO fees.

The following table presents a reconciliation of GAAP net income to non-GAAP adjusted net income, for each of the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net income	$8,744	$20,687	$7,831	$30,630
Amortization	1,221	1,243	2,442	2,486
Recovery of certain notes receivable from related parties (1)	—	—	—	(179)
Change in fair value of Earnout (2)	—	(2,762)	—	(3,058)
Restructuring charge (3)	643	939	907	1,866
Settlement fee (4)	1,600	—	2,600	—
Tax on above	(935)	145	(1,606)	(278)

Adjusted net income	$11,273	$20,252	$12,174	$31,467

(1)	Amount reflects the collection of certain notes receivable from related parties previously reserved.
(2)	Amount reflects the change in the fair value of the Earnout liability in connection with the CPN acquisition.
(3)	Amount reflects employee retention and benefits as well as the facility-related cost related to the Company’s restructuring activities.
(4)	Amounts reflect the fee the Company agreed to pay to one of its GPO customers to settle previously disputed GPO fees.

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2022:

	Year Ending December 31,
	2022L4	2022H4
Net income	$25,600	$35,800
Interest expense	3,500	3,500
Income tax expense	9,300	13,000
Depreciation	5,900	5,900
Amortization	4,900	4,900

EBITDA	$49,200	$63,100

Stock-based compensation expense	6,400	6,400
Restructuring charge	1,900	1,900
Settlement fee	2,600	2,600

Adjusted EBITDA	$60,100	$74,000

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2022:

	Year Ending December 31,
	2022L4	2022H4
Net income	$25,600	$35,800
Amortization	4,900	4,900
Restructuring charge	1,900	1,900
Settlement fee	2,600	2,600
Tax on above	(2,500)	(2,500)

Adjusted net income	$32,500	$42,700

[4]	The low-end and high-end of the 2022 forecast.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, adjusted net revenue, net income, adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2022 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories as well as the estimated revenue contribution of its PuraPly products. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the reimbursement levels for the Company’s products; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in prior years and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production of Affinity in sufficient quantities to meet demand; (10) the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; (11) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to its Massachusetts based facilities; and (12) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2021 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com.

Investor Inquiries:

Westwicke Partners

Mike Piccinino, CFA

OrganoIR@westwicke.com

443-213-0500

Press and Media Inquiries:

Organogenesis

Lori Freedman

LFreedman@organo.com